Phillips Edison & Company Announces Devin Murphy to Step Down as President; Bob Myers Promoted to President; Joe Schlosser Promoted to Chief Operating Officer

CINCINNATI – Oct. 31, 2023 - Phillips Edison & Company, Inc. (Nasdaq: PECO) (“PECO” or the “Company”), one of the nation’s largest owners and operators of grocery-anchored neighborhood shopping centers, today announced that Devin Murphy will step down as President effective December 31, 2023. Effective January 1, 2024, Bob Myers, currently the Company’s Chief Operating Officer and Executive Vice President, will become President, and Joe Schlosser, currently the Company’s Senior Vice President of Portfolio Management, will become Chief Operating Officer and Executive Vice President. Today’s announcement is the culmination of the Company’s long-standing succession plan.

Jeff Edison, Chairman and Chief Executive Officer stated, “I would like to extend our sincere gratitude to Devin, who has worked side-by-side with me to transform PECO into one of the largest strategic owners and operators of grocery-anchored neighborhood shopping centers. In addition, Bob and Joe are extremely talented, proven leaders and team players who have been critical to the consistent strength of our operating performance. They have played an important role throughout the majority of PECO’s 30-year history, and I am confident they will continue to scale the Company and the portfolio from here. I look forward to continuing to partner with them in delivering long-term growth and value creation.”

Mr. Murphy, who joined PECO in 2013 and played a key role in the Company’s growth, will serve as Managing Director of Investment Management through his planned retirement at the end of June 2024. He will work closely with PECO’s senior leadership team through the transition date to ensure a seamless handoff of his current responsibilities. In addition, Mr. Murphy is in discussions with the Nominating and Governance Committee about joining PECO’s Board of Directors following his retirement.

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About Phillips Edison & Company
Phillips Edison & Company, Inc. (“PECO”) is one of the nation’s largest owners and operators of omni-channel grocery-anchored shopping centers. Founded in 1991, PECO has generated strong results through its vertically-integrated operating platform and national footprint of well-occupied shopping centers. PECO’s centers feature a mix of national and regional retailers providing necessity-based goods and services in fundamentally strong markets throughout the United States. PECO’s top grocery anchors include Kroger, Publix, Albertsons and Ahold Delhaize. As of September 30, 2023, PECO managed 295 shopping centers, including 275 wholly-owned centers comprising 31.4 million square feet across 31 states and 20 shopping centers owned in one institutional joint venture. PECO is exclusively focused on creating great omni-channel, grocery-anchored shopping experiences and improving communities, one neighborhood shopping center at a time.

PECO uses, and intends to continue to use, its Investors website, which can be found at https://investors.phillipsedison.com, as a means of disclosing material nonpublic information and for complying with its disclosure obligations under Regulation FD.

Forward-Looking Statements
This press release may contain certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements can generally be identified by the Company’s use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue,” “seek,” “objective,” “goal,” “strategy,” “plan,” “focus,” “priority,” “should,” “could,” “potential,” “possible,” “look forward,” “optimistic,” or other similar words. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Such statements are subject to known and unknown risks and uncertainties, which could cause actual results to differ materially from those projected or anticipated, including the risk factors and other risks and uncertainties described in the Company’s 2022 Annual Report on Form 10-K, filed with the SEC on February 21, 2023, as updated from time to time in the Company’s periodic and/or current reports filed with the SEC, which are accessible on the SEC’s website at www.sec.gov.

Except as required by law, the Company does not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise.

Investors:
Kimberly Green, Head of Investor Relations
(513) 692-3399, kgreen@phillipsedison.com

Media:
Cherilyn Megill, Chief Marketing Officer
(801) 415-4373, cmegill@phillipsedison.com